UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2007

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Atmel Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Form 8-K, originally filed with the Securities and Exchange Commission on July 31, 2007 (the “Original Filing”), to disclose the subsequent appointment of Papken Der Torossian to the Compensation Committee and the Corporate Governance and Nominating Committee and Jack L. Saltich to the Audit Committee and the Compensation Committee. The initial appointment of Messrs. Der Torossian and Saltich to the Company’s Board of Directors was disclosed in the Original Filing. At the time of the Original Filing, the Company’s Board of Directors had not determined to which committees, if any, Messrs. Der Torossian and Saltich would be appointed. The disclosure under Item 5.02 of the Original Filing is hereby replaced in its entirety by the disclosure under Item 5.02 of this Amendment No. 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Directors
At the annual meeting of stockholders of Atmel Corporation (the “Company”) held on July 25, 2007, stockholders elected two new directors:
•	Papken Der Torossian, who currently serves as a Director of Parker Vision, the Chairman of Vistec Semiconductor Systems, Inc. since September 2005 and as Managing Director of Crest Enterprise LLC since September 1997. Mr. Der Torossian served as Chairman of the Board of Therma Wave, Inc. from 2003 until 2007, when the company was sold to KLA-Tencor. From 1984 to 2001, Mr. Der Torossian was Chairman of the Board and Chief Executive Officer of Silicon Valley Group (SVGI), which was acquired by ASML and started his career with Hewlett Packard where he spent twelve years. Mr. Der Torossian was credited for turning around several companies and operations including as President of ECS Microsystems and President of the Santa Cruz Division of Plantronics, Inc. Mr. Der Torossian also serves as a Director of several privately held companies and was Chairman of the Semiconductor Equipment and Materials International Environmental, Health & Safety Committee (SEMI EHS) and has served as Chairman of Semi/Sematech.

•	Jack L. Saltich, who has served as the Chairman and interim Chief Executive Officer of Vitex Systems, Inc., a private technology company, since January 2006. Mr. Saltich also served as the President, Chief Executive Officer and a Director of Three-Five Systems, Inc., a manufacturer of display systems and provider of electronic manufacturing services, from 1999 to 2005. From 1993 to 1999, Mr. Saltich served as Vice President of Advanced Micro Devices and from 1991 to 1993 served as Executive Vice President for Applied Micro Circuits Company. From 1988 to 1991 he was Vice President at VLSI Technology and from 1971 to 1988 served in a number of capacities with Motorola, Inc. Mr. Saltich currently serves as a Director for several public and private companies and is on the Technical Advisory Board of DuPont Electronic Materials and the Manufacturing Advisory Board for Cypress Semiconductor.
In connection with their election to the Board, the Company also granted each of Mr. Der Torossian and Mr. Saltich a non-qualified stock option for the purchase of 50,000 shares of Atmel’s common stock at an exercise price per share equal to the fair market value on that date, or $5.69 per share. Assuming continued service on Atmel’s Board, such options vest and become exercisable over four years, with 12.5% of the shares vesting six months after grant date and 2.0833% of the shares vesting each month thereafter until fully vested.
On August 17, 2007 the Company’s Board of Directors appointed Mr. Der Torossian to the Compensation Committee and the Corporate Governance and Nominating Committee and appointed Mr. Saltich to the Audit Committee and the Compensation Committee, and Pierre Fougere stepped down from the Audit Committee and the Compensation Committee. Accordingly, the current committee membership of the Company’s Board of Directors is as follows:
•	Audit Committee: T. Peter Thomas, Dr. Chaiho Kim, Jack Saltich and David Sugishita

•	Compensation Committee: T. Peter Thomas, Papken Der Torossian, Jack Saltich and David Sugishita

•	Corporate Governance and Nominating Committee: T. Peter Thomas, Dr. Chaiho Kim, Papken Der Torossian and David Sugishita
On July 26, 2007, the Company issued a press release about the new directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Amendment of 2005 Stock Plan
At the Company’s annual meeting of stockholders held on July 25, 2007, stockholders also approved an amendment to the Company’s 2005 Stock Plan. The amendment to the 2005 Plan permits the Company to commence a “409A exchange offer” in connection with every option that was unvested, in whole or in part, as of December 31, 2004 and that had a per share exercise price that was less than the fair market value per share of the Company’s common stock, as determined for purposes of Internal Revenue Code Section 409A, on its grant date. The amendment is attached hereto in its entirety as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1*	Amendment to Atmel Corporation’s 2005 Stock Plan.
99.1*	Press release, dated as of July 26, 2007, entitled “Atmel Expands its Board of Directors.”

*	Previous filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K, filed on July 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: August 23, 2007	By:	/s/ ROBERT AVERY
Robert Avery
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amendment to Atmel Corporation’s 2005 Stock Plan.
99.1*	Press release, dated as of July 26, 2007, entitled “Atmel Expands its Board of Directors.”

*	Previous filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K, filed on July 31, 2007.